1 Full Year 2022 Financial Results & Clinical Update March 1, 2023

2 Forward Looking Statements This presentation contains proprietary and confidential information of Lumos Pharma, Inc. (“Lumos,” “we,” “us” and “our”), and such content should be considered “Confidential Information” and covered by your confidentiality obligations to Lumos. This presentation is made solely for informational purposes, and no representation or warranty, express or implied, is made by Lumos or any of its representatives as to the information contained in these materials or disclosed during any related presentations or discussions. This presentation contains forward-looking statements of Lumos that involve substantial risks and uncertainties. All such statements contained in this presentation are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. We are passionate about our business, including LUM-201 and the potential it may have to help patients in the clinic. This passion feeds our optimism that our efforts will be successful and bring about meaningful change for patients. Please keep in mind that actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. We have attempted to identify forward-looking statements by using words such as “projected,” "upcoming," "will," “would,” "plan," “intend,” "anticipate," "approximate," "expect," “potential,” “imminent,” and similar references to future periods or the negative of these terms. Not all forward-looking statements contain these identifying words. Examples of forward-looking statements include, among others, statements we make regarding progress in our clinical efforts including comments concerning screening and enrollment for our trials, momentum building in our LUM-201 program for PGHD, anticipated timing of interim analyses of trials, LUM-201’s therapeutic potential when administered to pediatric subjects with idiopathic or moderate growth hormone deficiency, that the interim sample size should be adequate to provide an initial indication of LUM 201’s impact, expecting the primary outcome data readout for our trials, market size potential for LUM-201, predictions regarding LUM-201, goals with respect to LUM-201, the potential to expand our LUM-201 platform into other indications, future financial performance, results of operations, cash position, cash use rate and sufficiency of our cash resources to fund our operating requirements through the primary outcome data readout from the OraGrowtH210 and OraGrowtH212 Trials, and any other statements other than statements of historical fact. We wish we were able to predict the future with 100% accuracy, but that just is not possible. Our forward-looking statements are neither historical facts nor assurances of future performance. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make due to a number of important factors, including potential material differences between the interim results of our LUM-201 trials and the final results of the trials which are not known at this time, the effects of pandemics (including COVID-19), other widespread health problems, the Ukraine-Russia conflict, the outcome of our future interactions with regulatory authorities, our ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the ability to obtain the necessary patient enrollment for our product candidate in a timely manner, the ability to successfully develop our product candidate, the timing and ability of Lumos to raise additional equity capital as needed and other risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements. You should not rely on any of these forward-looking statements and, to help you make your own risk determinations, we have provided an extensive discussion of risks that could cause actual results to differ materially from our forward-looking statements in the "Risk Factors" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2021, as well as other reports filed with the SEC including our Quarterly Reports on Form 10-Q filed after such Annual Report. All of these documents are available on our website. Before making any decisions concerning our stock, you should read and understand those documents. We anticipate that subsequent events and developments will cause our views to change. We may choose to update these forward-looking statements at some point in the future; however, we disclaim any obligation to do so. As a result, you should not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this presentation. The data contained herein is derived from various internal and external sources. All of the market data in the presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Further, no representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein. Any data on past performance or modeling contained herein is not an indication as to future performance. 3.1.2023

3 Agenda • Lisa Miller, Senior Director of Investor Relations • Rick Hawkins, Chief Executive Officer & Chairman • Rick Hawkins, Chief Executive Officer & Chairman • John McKew, PhD, President & Chief Scientific Officer • David B. Karpf, MD, Chief Medical Officer • Lori Lawley, Chief Financial Officer • Lori Lawley, Chief Financial Officer

4 Highlights OraGrowtH210 and OraGrowtH212 Trials Completed Enrollment • 82 PEM+ PGHD subjects randomized • Phase 2 trial – multiple sites • 4 treatment arms o 0.8 mg/kg/day LUM-201 o 1.6 mg/kg/day LUM-201 o 3.2 mg/kg/day LUM-201 o Standard dose rhGH control arm • Primary outcome at 6 months on therapy • On treatment for 24 months • 22 PEM+ PGHD subjects randomized • Phase 2 PK/PD trial – single site • 2 treatment arms o 1.6 mg/kg/day LUM-201 o 3.2 mg/kg/day LUM-201 • Q10 minute GH sampling for 12 hours • Primary outcome at 6 months on therapy • On treatment up to near-adult height Primary Outcome Data for OraGrowtH210 and OraGrowtH212 Trials Expected Q4 2023

Interim OraGrowtH Trials Analysis: LUM-201 Met Expectations in Idiopathic PGHD

lumos PHARMA

Expected annualized height velocity (AHV) was met

- AHV of 8.6 cm at 6-months on 1.6 mg/kg/day LUM-201, in line with 8.3 cm expected in PEM+ PGHD

Durability of growth response was observed at 9 and 12 months

- LUM-201 AHVs are sustained & converge with rhGH AHVs at 12-month treatment interval

Interim safety and tolerability profile

- No treatment related SAEs, no trial dropouts due to AEs, and no meaningful safety signal

Evidence of a dose response & Phase 3 dose identified

- Interim safety and efficacy data support selection of 1.6 mg/kg/day for Phase 3

Data support potential for oral LUM-201 to disrupt injectable PGHD market

- ~$3.4 billion worldwide GHD market treated by injectable rhGH primed for conversion to oral therapy

SAEs = Serious adverse events AEs = Adverse events

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Additional Highlights

lumos PHARMA

International Meeting of Pediatric Endocrinology (IMPE) presentations

- Oral Presentation: *Dose-dependent Increase in GH $AUC_{0\text{-}12h}$ with LUM-201 in Idiopathic Pediatric GH Deficiency (iPGHD) from the Interim Analysis Data of the OraGrowtH212 Trial*
- Poster Presentation: *Baseline Demographics of the OraGrowtH210 Trial Studying LUM-201 in Idiopathic Pediatric Growth Hormone Deficiency (iPGHD) Interim Analysis Data*

Massachusetts General initiated NAFLD pilot trial ongoing

- LUM-201 in NAFLD – pilot trial continues to enroll

LUM-201 novel formulation patent filed

- If granted, formulation patent would offer LUM-201 composition of matter protection to 2042

Next target indications narrowed for LUM-201

- Narrowed next indication targets for LUM-201 to ISS and PWS with analysis continuing

IMPE International Meeting of Pediatric Endocrinology - March 4-7, 2023.

ISS Idiopathic Short Stature
PWS Prader-Willi Syndrome

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7 Lumos Pharma Financial Information as of December 31, 2022 Values in USD Cash $67.4M Debt $0 Shares Outstanding 8.3M Cash Use per Quarter in 2023 $9.5-$10.5M Fiscal Year End December 31 LUMO Cash balance to support current operations into 3Q 2024, Beyond primary outcome data readouts for OraGrowtH210 and OraGrowtH212 Trials 4Q 2023

8 Investment Highlights Summary Novel Oral Rare Disease Asset • Novel oral therapeutic asset, LUM-201, for growth hormone deficiency (GHD) disorders • Potential to disrupt significant subset of sizable injectable market for GHD Late-stage Trials in PGHD • Enrollment completed for Phase 2 OraGrowtH210 and PK/PD OraGrowtH212 Trials • Primary outcome data expected 4Q 2023 • Additional OraGrowtH data to be presented at IMPE medical conference March 4-7 • Interim data showed LUM-201 met growth expectations Pipeline in a Product • Massachusetts General pilot trial evaluating LUM-201 in NAFLD continues to enroll • Next target indications for LUM-201 narrowed to ISS in Asia and PWS worldwide • Worldwide injectable market for eleven GHD disorders is $3.4 billion* • Market for initial oral LUM-201 indication, Pediatric GHD (PGHD), is $1.2 billion* Patent Protection • Patent filing for novel LUM-201 formulation: If granted, Composition of Matter IP to 2042 • Current IP: Method of Use patent to 2036 and Orphan Drug Designation Solid Financial Position • Cash balance of $67.4 million as of close of 4Q 2022 • Cash runway into 3Q 2024, beyond OraGrowtH210 & OraGrowtH212 primary outcome data PGHD = Pediatric Growth Hormone Deficiency * USA, Germany, France, Italy, Spain, UK, Japan (Grandview Research, Growth Hormone Market Forecast, 2019)